		Exhibit 21.01

SUBSIDIARIES OF OCEANEERING INTERNATIONAL, INC.

Subsidiaries	Percentage of Ownership by Oceaneering International, Inc.	Jurisdiction of Organization
Oceaneering Angola, S.A.	45%	Angola
AGR Asia Pacific Pty Ltd.	100%	Australia
AGR Offshore Developments Pty Ltd.	100%	Australia
FPSO Shiraz Pty Ltd.	100%	Australia
Global Technical Services	100%	Australia
Liquegas Energy Pty Ltd.	100%	Australia
Ocean Industries (OII Subsea) Pty Ltd.	100%	Australia
Oceaneering Australia Pty, Limited	100%	Australia
AGR Group Brazil Servicos de Petroleo LTDA	100%	Brazil
Marine Production Systems Do Brasil Ltda.	100%	Brazil
Grayloc Products Canada Ltd.	100%	Canada
Oceaneering Holdings Sarl	100%	Luxembourg
Oceaneering International Holdings LLC SCS	100%	Luxembourg
Oceaneering Luxembourg Sarl	100%	Luxembourg
AGR Asia Pacific Sdn Bhd	100%	Malaysia
AGR Malaysia Sdn Bhd	100%	Malaysia
Solus Oceaneering (Malaysia) SDN BHD	49%	Malaysia
Oceaneering International SA de CV	100%	Mexico
Oceaneering Services S. de R.L. de C.V.	100%	Mexico
AGR Asia Pacific (NZ) Ltd.	100%	New Zealand
Oceaneering Services (Nigeria) Ltd.	40%	Nigeria
Solus Schall (Nigeria) Ltd.	58%	Nigeria
AGR EmiTeam AS	100%	Norway
AGR Field Operations Holdings AS	100%	Norway
AGR Pipetech AS	100%	Norway
GTO Subsea AS	100%	Norway
Mechanica AS	100%	Norway
NCA Equipment AS	100%	Norway
NCA Norway AS	100%	Norway
Norse Cutting & Abandonment AS	100%	Norway
Oceaneering AS	100%	Norway
Oceaneering Rotator AS	100%	Norway
Oceaneering International PTE Ltd.	100%	Singapore
AGR EmiTeam AB	100%	Sweden
Oceaneering International GmbH	100%	Switzerland
Oceaneering International Dubai, L.L.C.	49%	United Arab Emirates
AGR Integrity UK Limited	100%	United Kingdom
Grayloc Products Ltd.	100%	United Kingdom

Norse Cutting & Abandonment Limited	100%	United Kingdom
Oceaneering International Services Limited	100%	United Kingdom
OIS International Inspection, plc	100%	United Kingdom
Technology Design Limited.	100%	United Kingdom
Marine Production Systems, Ltd.	100%	Delaware
Oceaneering Canada Limited	100%	Delaware
Oceaneering High Performance Cables, Inc.	100%	Delaware
Solus Ocean Systems, Inc.	100%	Delaware
Oceaneering International Holdings LLC	100%	Delaware
Nauticos Corporation	100%	Maryland
AGR Group Field Operations, Inc.	100%	Texas
Grayloc Products, L.L.C.	100%	Texas
Norse Cutting & Abandonment, Inc.	100%	Texas
Consolidated Launcher Technology, Inc.	100%	Virginia
Marine International Ltd.	100%	Vanuatu
Marine Technologies Ltd.	100%	Vanuatu
Note: Above as of December 31, 2011. In accordance with our agreement relating to the purchase of AGR Field Operations Holdings AS and subsidiaries, we are in the process of changing the names of all entities that contain "AGR".